UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 30, 2016, NRG Energy, Inc. (“NRG”), as borrower, completed a refinancing (the “Refinancing”) of its senior secured credit facility (the “Senior Credit Facilities”), comprised of a senior secured term loan facility in an aggregate principal amount of $1,900 million (the “Term Facility”) and a new tranche of senior secured revolving credit facility in an aggregate principal amount of $2,247 million (the “Tranche B Revolving Facility”).  Up to $289 million of the existing senior secured revolving credit facility was converted to a new tranche of senior secured revolving credit facility (the “Tranche A Revolving Facility,” together with the Tranche B Revolving Facility, the “Revolving Facilities”).  The Refinancing was consummated pursuant to the Amendment and Restatement Agreement, dated as of June 30, 2016 (the “Amendment and Restatement Agreement”), which includes the Second Amended and Restated Credit Agreement dated as of June 30, 2016 (the “Second Amended and Restated Credit Agreement”) to the existing amended and restated credit agreement dated as of July 1, 2011 (as amended through June 30, 2016).

The Term Facility will mature on June 30, 2023.  The Tranche B Revolving Facility will mature on June 30, 2021.  The maturity date of the Tranche A Revolving Facility remains July 1, 2018.  The principal amount of the Term Facility amortizes in quarterly installments equal to 0.25% of the original principal amount of the Term Facility, with the balance payable at maturity.

Borrowings under the Term Facility shall bear variable rates of interest, as determined at NRG’s election, at LIBOR or at base rate, in each case, plus an applicable margin equal to (a) 2.75% per annum for LIBOR loans and (b) 1.75% per annum for base rate loans.  There is a LIBOR “floor” of 0.75% and a base rate “floor” of 1.75%.

Borrowings under the Revolving Facilities shall bear variable rates of interest, as determined at NRG’s election, at LIBOR or at base rate, in each case, plus an applicable margin equal to (a) 2.25% per annum for LIBOR loans and (b) 1.25% per annum for base rate loans.

The lenders under the Revolving Facilities will be paid a per annum commitment fee of 0.50% on the average daily amount of the unused portion of the revolving commitments.

Among other customary restrictions that are usual for facilities and transactions of this type, which, among other things, require NRG to meet certain financial tests, consisting of a minimum consolidated interest coverage ratio and a maximum consolidated first lien leverage ratio calculated on a trailing four-quarter basis, the terms of the Second Amended and Restated Credit Agreement include:

•                  mandatory prepayments that are substantially consistent with the mandatory asset sale offer provisions set forth with respect to NRG’s senior notes, as adjusted and otherwise modified to reflect the status and nature of the Senior Credit Facilities, including a requirement that any such offer shall first be made to the Senior Credit Facilities; and

•                  other covenants substantially consistent with NRG’s senior notes, as adjusted or otherwise modified to reflect the status and nature of the Senior Credit Facilities as senior secured facilities.

In connection with the Refinancing, the maximum consolidated first lien leverage ratio is not permitted to be greater than 4.00 to 1.00 at the end of any fiscal quarter (commencing with the first fiscal quarter after June 30, 2016).

The Senior Credit Facilities are secured by first priority perfected security interests in a substantial portion of the property and assets owned by NRG and its subsidiaries that are guarantors under the Senior Credit Facilities, subject to exceptions. The collateral pledged for the benefit of the Senior Credit Facilities’ lenders includes the capital stock of substantially all of NRG’s subsidiaries that are owned by guarantors thereof, with exceptions for unrestricted subsidiaries, project subsidiaries and voting equity interests in excess of 66% of the total outstanding voting equity interest of certain of NRG’s foreign subsidiaries, certain other foreign subsidiaries and certain additional exceptions, including a basket of assets with a value of up to $750 million at any time outstanding. The Senior Credit Facilities are secured pari passu with certain interest rate and commodity hedging obligations of NRG.

The events of default under the Second Amended and Restated Credit Agreement include, among others, payment defaults, cross defaults with certain other indebtedness, breaches of covenants, judgments, change of control and bankruptcy events. In the event of an event of default, the Second Amended and Restated Credit Agreement requires NRG to pay incremental interest at the rate of 2.0% and, depending on the nature of the default, the commitments will either automatically terminate and all unpaid amounts immediately become due and payable, or the lenders may in their discretion terminate their commitments and declare due all unpaid amounts outstanding.

In connection with the Refinancing, NRG and certain of its subsidiaries reaffirmed the grant of a security interest in substantially all of their assets, subject to customary exceptions for facilities and transactions of this type, and certain of NRG’s subsidiaries reaffirmed a guaranty of amounts borrowed and obligations incurred under the Second Amended and Restated Credit Agreement.

The representations, warranties and covenants of each party as set forth in the Senior Credit Facilities were made only for purposes of that agreement and as of specific dates set forth therein, are solely for the benefit of the parties thereto, and are subject to limitations, qualifications and exceptions agreed upon by the parties thereto (including being qualified by confidential disclosures), and were made for the purposes of allocating contractual risk between the parties thereto, and not for establishing these matters as facts. Any applicable materiality standards in the Senior Credit Facilities may differ from what investors may deem material. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Refinancing, which subsequent information may or may not be fully reflected in public disclosures by NRG.

NRG will file the Amendment and Restatement Agreement and the Second Amended and Restated Credit Agreement as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

The foregoing descriptions of the Amendment and Restatement Agreement and the Second Amended and Restated Credit Agreement are summaries and are therefore qualified in their entirety by the complete texts of the Amendment and Restatement Agreement and the Second Amended and Restated Credit Agreement when filed.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Refinancing are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

	By:	/s/ Brian E. Curci
Brian E. Curci
Deputy General Counsel and Corporate Secretary

July 6, 2016